Exhibit 17.4

                                WILLIAM R. GRANT
                610 Fifth Avenue (5th Floor), ROCKEFELLER CENTER
                            NEW YORK, NEW YORK 10020
                       (212) 218-4955 FAX: (212) 218-4999




                                 January 9, 2001



I hereby resign as a director of Westergaard.com.

                                   Sincerely,



                                William R. Grant